Exhibit 1.01

Extreme Networks, Inc.

Conflict Minerals Report

For The Calendar Year Ended December 31, 2018

This Conflict Minerals Report (the “Report”) for Extreme Networks, Inc. (“we” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2018. Rule 13p-1 requires the disclosure of certain information by companies that manufacture or contract to manufacture products that use minerals specified in Rule 13p-1 that are necessary to the functionality or production of these products. These minerals are columbite-tantalite (coltan), cassiterite, wolframite, gold, or their derivatives, which the Securities and Exchange Commission has limited to tantalum, tin, tungsten and gold (collectively, the “Minerals”).

We have determined that certain Minerals are necessary to the functionality or production of our networking equipment. We generally manufacture our products through contract manufacturers. As a result, we do not have direct relationships with some of our suppliers. In addition, due to the depth of the supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Consequently, we rely on our contract manufacturers, direct and indirect suppliers and industry initiatives for source information on the Minerals in our products.

For the reporting period from January 1 to December 31, 2018, we conducted reasonable country of origin (“RCOI”) activities followed by due diligence investigations to determine the source and chain of custody of the Minerals that are necessary to the functionality or production of our products.

We have reason to believe that a few smelters within our supply chain may be sourcing Minerals from the DRC-conflict areas. We believe that these smelters are certified Conflict Free by the Conflict Free Smelters Program (“CFSP”).

If any DRC-supported source is found to benefit armed groups in the DRC-conflict areas, we will work to remove such suppliers from our supply chain. As of the date of this filing, the DRC-conflict areas include: the Democratic Republic of the Congo, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.

Company Overview

We are a leader in providing software-driven networking solutions for enterprise customers. We conduct our sales and marketing activities on a worldwide basis through distributors, resellers and the Company’s field sales organization. We were incorporated in California in 1996 and reincorporated in Delaware in 1999.

Conflict Minerals Program

We have established a conflict minerals compliance program that is based on the framework established by the Organisation for Economic Cooperation and Development (“OECD”). We require our suppliers and our contract manufacturers to establish an ongoing process to determine the country of origin of any Minerals in our products.

Reasonable Country of Origin Inquiry

We conducted a RCOI on all of our suppliers. Of the 343 suppliers contacted by the Company, 186 suppliers provided responses to our questionnaires.

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Suppliers were asked to utilize the Responsible Minerals Initiative (RMI)Conflict Minerals Reporting Template to report on their usage and sourcing of materials containing the Minerals. The RMI Conflict Minerals Reporting Template was developed by several of the world’s leading consumer electronics companies and is generally regarded as the most common reporting tool for conflict minerals content and sourcing information. However, not all suppliers responded using the template as requested.

Based on our RCOI we believe that the sources of the Minerals contained in our products are from: (i) smelters designated as conflict free by the Responsible Materials Initiative (RMI); (ii) smelters that have not been designated as conflict free by the RMI, but that we believe are from areas other than the DRC-conflict areas; and (iii) scrap or recycled sources.

Design of Due Diligence Measures

The following are the due diligence measures we performed as a result of our RCOI:

1.    Company Policy. We established the Extreme Networks Conflict Minerals Policy, which has been communicated to our suppliers, which directs our suppliers to utilize a supply chain that does not support the conflict in the DRC-conflict areas. A copy of this policy is available on our website at http://www.extremenetworks.com/company/legal/conflict-minerals.

2.    Surveys. We conducted supply-chain surveys with our direct suppliers using the Conflict Minerals Reporting Template to identify the smelters and refiners and to determine the risks of any sources from the DRC-conflict areas within our supply chain. Supplier responses were evaluated for plausibility, consistency and gaps, both in terms of which products were stated to contain or not contain the Minerals, and the origin of the Minerals. In addition, we validated the information received from our suppliers, to the extent possible, using different procedures such as comparing different supplier responses for inconsistencies related to the same Minerals.

3.    Follow-up on Survey Responses. We followed-up with the suppliers surveyed, to the extent possible, on missing and inconsistent information.

4.    Industry Supply Chain Management Tools. In addition to direct queries to our suppliers, we utilized industry supply chain management tools and a third party to determine if there is any risk that the Minerals being used in our products are from DRC-conflict areas and benefit armed groups in these areas. For example, we checked the conflict-free status of smelters and refiners on the RMI’s website.

5.    Continual Investigation. We are continually trying to identify risks within our supply chain. If any DRC-supported source is found to benefit armed groups in the DRC-conflict areas, we plan to work to remove such suppliers from our supply chain in accordance with our environmental standards and our Conflict Minerals Policy.

Location of Smelters and Refiners

As part of the due diligence process we reviewed surveys on the Minerals from an aggregate total of approximately 343 suppliers. These surveys listed a total of approximately 321 smelters and refiners. Some of these suppliers provided information at a part number level and were able to specifically identify the smelters from which their Minerals were procured. Other suppliers provided their complete list of smelters, but were unable to identify the specific smelters from which the Minerals used for our products were procured. As some of the surveys we received are company-wide and not product specific, we believe these surveys may include smelters and refiners that do not provide the Minerals that are used in our products.

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Due to the use of company-wide surveys by some suppliers and the multiple levels of suppliers in our supply chain we are unable to determine with certainty at this time a complete list of smelters and refiners listed in the surveys that actually provide the specific Minerals used in our products. However, we believe the smelters and refiners used in our products may include those listed on Exhibit A.

Country of Origin

Due to the use of company-wide surveys by some suppliers and the multiple levels of suppliers in our supply chain we are unable to determine with certainty at this time a complete list of countries of origin listed in the surveys that actually provide the specific Minerals used in our products. However, we believe the smelters and refiners used in our products may include those from the countries of origin listed on Exhibit A and that the Minerals from such smelters and mines may originate from Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Czech Republic, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Myanmar, South Korea, Kyrgyzstan, Lithuania, Macedonia, Malaysia, Mexico, Netherlands, New Zealand, Peru, Philippines, Poland, Russia, Saudi Arabia, Singapore, South Africa, Spain, Sudan Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United States of America, Uzbekistan, Vietnam, Zambia and Zimbabwe. In addition, as mentioned above we have reason to believe some of the Minerals may have been sourced in the DRC-conflict areas, but that the smelters and refiners who identified these countries have all been certified as conflict free.

Steps to be taken to mitigate future risk

We intend to take the following steps to improve the program and further mitigate any risk that the necessary Minerals in our products could benefit armed groups in the DRC-conflict areas:

1.    Compliance Module. We plan to continue the implementation of the compliance module within our Product Lifecycle Management system which includes the use of a third party. Through this module, we expect to increase the response rate of our suppliers’ surveys.

2.    Quality Management System. We plan to continue to refine the RCOI and conflict minerals disclosure process in connection with our Quality Management System (“QMS”). The QMS includes a “corrective action-preventive action process” that is consistent with the OECD Framework.

3.    Work with Suppliers on Quality of Information. We plan to continue to communicate our expectations regarding the quality of information to be provided by our suppliers. We also plan to request that all our suppliers provide a completed and accurate RMI Conflict Minerals Reporting Template for the products that such suppliers manufacture for us that include the Minerals.

Over time, we anticipate that the amount of information globally available regarding the traceability and sourcing of the Minerals will increase.

FORWARD-LOOKING STATEMENTS

Statements relating to due diligence improvements are forward-looking in nature and are based on our current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of our control and which could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

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Unless otherwise stated herein, any documents, third-party materials or references to websites (including the our website) are not incorporated by reference in, or considered to be a part of this Report, unless expressly incorporated by reference herein.

INHERENT LIMITATIONS ON DUE DILIGENCE MEASURES

Our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the Minerals. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

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Exhibit A

Smelter ID#MetalSmelter Reference ListCountry

CID000015GoldAdvanced Chemical CompanyUNITED STATES OF AMERICA

CID000019GoldAida Chemical Industries Co., Ltd.JAPAN

CID000035GoldAllgemeine Gold-und Silberscheideanstalt A.G.GERMANY

CID000041GoldAlmalyk Mining and Metallurgical Complex (AMMC)UZBEKISTAN

CID000058GoldAngloGold Ashanti Corrego do Sitio MineracaoBRAZIL

CID000077GoldArgor-Heraeus S.A.SWITZERLAND

CID000082GoldAsahi Pretec Corp.JAPAN

CID000090GoldAsaka Riken Co., Ltd.JAPAN

CID000103GoldAtasay Kuyumculuk Sanayi Ve Ticaret A.S.TURKEY

CID000113GoldAurubis AGGERMANY

CID000128GoldBangko Sentral ng Pilipinas (Central Bank of the Philippines)PHILIPPINES

CID000157GoldBoliden ABSWEDEN

CID000176GoldC. Hafner GmbH + Co. KGGERMANY

CID000180GoldCaridadMEXICO

CID000185GoldCCR Refinery - Glencore Canada CorporationCANADA

CID000189GoldCendres + Metaux S.A.SWITZERLAND

CID000197GoldYunnan Copper Industry Co., Ltd.CHINA

CID000233GoldChimet S.p.A.ITALY

CID000264GoldChugai MiningJAPAN

CID000328GoldDaejin Indus Co., Ltd.KOREA, REPUBLIC OF

CID000343GoldDaye Non-Ferrous Metals Mining Ltd.CHINA

CID000359GoldDSC (Do Sung Corporation)KOREA, REPUBLIC OF

CID000362GoldDODUCO Contacts and Refining GmbHGERMANY

CID000401GoldDowaJAPAN

CID000425GoldEco-System Recycling Co., Ltd.JAPAN

CID000493GoldOJSC Novosibirsk RefineryRUSSIAN FEDERATION

CID000522GoldRefinery of Seemine Gold Co., Ltd.CHINA

CID000651GoldGuoda Safina High-Tech Environmental Refinery Co., Ltd.CHINA

CID000671GoldHangzhou Fuchunjiang Smelting Co., Ltd.CHINA

CID000689GoldHeeSung Metal Ltd.KOREA, REPUBLIC OF

CID000694GoldHeimerle + Meule GmbHGERMANY

CID000707GoldHeraeus Metals Hong Kong Ltd.CHINA

CID000711GoldHeraeus Precious Metals GmbH & Co. KGGERMANY

CID000767GoldHunan Chenzhou Mining Co., Ltd.CHINA

CID000773GoldHunan Guiyang yinxing Nonferrous Smelting Co., Ltd.CHINA

CID000778GoldHwaSeong CJ CO., LTD.KOREA, REPUBLIC OF

CID000801GoldInner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.CHINA

CID000807GoldIshifuku Metal Industry Co., Ltd.JAPAN

CID000814GoldIstanbul Gold RefineryTURKEY

CID000823GoldJapan MintJAPAN

CID000855GoldJiangxi Copper Co., Ltd.CHINA

CID000920GoldAsahi Refining USA Inc.UNITED STATES OF AMERICA

CID000924GoldAsahi Refining Canada Ltd.CANADA

CID000927GoldJSC Ekaterinburg Non-Ferrous Metal Processing PlantRUSSIAN FEDERATION

CID000929GoldJSC UralelectromedRUSSIAN FEDERATION

CID000937GoldJX Nippon Mining & Metals Co., Ltd.JAPAN

CID000956GoldKazakhmys Smelting LLCKAZAKHSTAN

CID000957GoldKazzincKAZAKHSTAN

CID000969GoldKennecott Utah Copper LLCUNITED STATES OF AMERICA

CID000981GoldKojima Chemicals Co., Ltd.JAPAN

CID001029GoldKyrgyzaltyn JSCKYRGYZSTAN

CID001032GoldL'azurde Company For JewelrySAUDI ARABIA

CID001056GoldLingbao Gold Co., Ltd.CHINA

CID001058GoldLingbao Jinyuan Tonghui Refinery Co., Ltd.CHINA

CID001078GoldLS-NIKKO Copper Inc.KOREA, REPUBLIC OF

CID001093GoldLuoyang Zijin Yinhui Gold Refinery Co., Ltd.CHINA

CID001113GoldMaterionUNITED STATES OF AMERICA

CID001119GoldMatsuda Sangyo Co., Ltd.JAPAN

CID001147GoldMetalor Technologies (Suzhou) Ltd.CHINA

CID001149GoldMetalor Technologies (Hong Kong) Ltd.CHINA

CID001152GoldMetalor Technologies (Singapore) Pte., Ltd.SINGAPORE

CID001153GoldMetalor Technologies S.A.SWITZERLAND

CID001157GoldMetalor USA Refining CorporationUNITED STATES OF AMERICA

CID001161GoldMetalurgica Met-Mex Penoles S.A. De C.V.MEXICO

CID001188GoldMitsubishi Materials CorporationJAPAN

CID001193GoldMitsui Mining and Smelting Co., Ltd.JAPAN

CID001204GoldMoscow Special Alloys Processing PlantRUSSIAN FEDERATION

CID001220GoldNadir Metal Rafineri San. Ve Tic. A.S.TURKEY

CID001236GoldNavoi Mining and Metallurgical CombinatUZBEKISTAN

CID001259GoldNihon Material Co., Ltd.JAPAN

CID001325GoldOhura Precious Metal Industry Co., Ltd.JAPAN

CID001326GoldOJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)RUSSIAN FEDERATION

CID001352GoldPAMP S.A.SWITZERLAND

CID001362GoldPenglai Penggang Gold Industry Co., Ltd.CHINA

CID001386GoldPrioksky Plant of Non-Ferrous MetalsRUSSIAN FEDERATION

CID001397GoldPT Aneka Tambang (Persero) TbkINDONESIA

CID001498GoldPX Precinox S.A.SWITZERLAND

CID001512GoldRand Refinery (Pty) Ltd.SOUTH AFRICA

CID001534GoldRoyal Canadian MintCANADA

CID001546GoldSabin Metal Corp.UNITED STATES OF AMERICA

CID001555GoldSamduck Precious MetalsKOREA, REPUBLIC OF

CID001562GoldSamwon Metals Corp.KOREA, REPUBLIC OF

CID001585GoldSEMPSA Joyeria Plateria S.A.SPAIN

CID001619GoldShandong Tiancheng Biological Gold Industrial Co., Ltd.CHINA

CID001622GoldShandong Zhaojin Gold & Silver Refinery Co., Ltd.CHINA

CID001736GoldSichuan Tianze Precious Metals Co., Ltd.CHINA

CID001756GoldSOE Shyolkovsky Factory of Secondary Precious MetalsRUSSIAN FEDERATION

CID001761GoldSolar Applied Materials Technology Corp.TAIWAN, PROVINCE OF CHINA

CID001798GoldSumitomo Metal Mining Co., Ltd.JAPAN

CID001875GoldTanaka Kikinzoku Kogyo K.K.JAPAN

CID001909GoldGreat Wall Precious Metals Co., Ltd. of CBPMCHINA

CID001916GoldThe Refinery of Shandong Gold Mining Co., Ltd.CHINA

CID001938GoldTokuriki Honten Co., Ltd.JAPAN

CID001947GoldTongling Nonferrous Metals Group Co., Ltd.CHINA

CID001955GoldTorecomKOREA, REPUBLIC OF

CID001977GoldUmicore Brasil Ltda.BRAZIL

CID001980GoldUmicore S.A. Business Unit Precious Metals RefiningBELGIUM

CID001993GoldUnited Precious Metal Refining, Inc.UNITED STATES OF AMERICA

CID002003GoldValcambi S.A.SWITZERLAND

CID002030GoldWestern Australian Mint (T/a The Perth Mint)AUSTRALIA

CID002100GoldYamakin Co., Ltd.JAPAN

CID002129GoldYokohama Metal Co., Ltd.JAPAN

CID002224GoldZhongyuan Gold Smelter of Zhongjin Gold CorporationCHINA

CID002243GoldGold Refinery of Zijin Mining Group Co., Ltd.CHINA

CID002282GoldMorris and WatsonNEW ZEALAND

CID002290GoldSAFINA A.S.CZECH REPUBLIC

CID002312GoldGuangdong Jinding Gold LimitedCHINA

CID002314GoldUmicore Precious Metals ThailandTHAILAND

CID002459GoldGeib Refining CorporationUNITED STATES OF AMERICA

CID002509GoldMMTC-PAMP India Pvt., Ltd.INDIA

CID002510GoldRepublic Metals CorporationUNITED STATES OF AMERICA

CID002511GoldKGHM Polska Miedz Spolka AkcyjnaPOLAND

CID002515GoldFidelity Printers and Refiners Ltd.ZIMBABWE

CID002516GoldSingway Technology Co., Ltd.TAIWAN, PROVINCE OF CHINA

CID002525GoldShandong Humon Smelting Co., Ltd.CHINA

CID002560GoldAl Etihad Gold LLCUNITED ARAB EMIRATES

CID002561GoldEmirates Gold DMCCUNITED ARAB EMIRATES

CID002562GoldInternational Precious Metal RefinersUNITED ARAB EMIRATES

CID002563GoldKaloti Precious MetalsUNITED ARAB EMIRATES

CID002567GoldSudan Gold RefinerySUDAN

CID002580GoldT.C.A S.p.AITALY

CID002582GoldRemondis Argentia B.V.NETHERLANDS

CID002584GoldFujairah Gold FZEUNITED ARAB EMIRATES

CID002587GoldTony Goetz NVBELGIUM

CID002605GoldKorea Zinc Co., Ltd.KOREA, REPUBLIC OF

CID002606GoldMarsam MetalsBRAZIL

CID002615GoldTOO Tau-Ken-AltynKAZAKHSTAN

CID002708GoldAbington Reldan Metals, LLCUNITED STATES OF AMERICA

CID002761GoldSAAMPFRANCE

CID002762GoldL'Orfebre S.A.ANDORRA

CID002763Gold8853 S.p.A.ITALY

CID002765GoldItalpreziosiITALY

CID002777GoldSAXONIA Edelmetalle GmbHGERMANY

CID002778GoldWIELAND Edelmetalle GmbHGERMANY

CID002779GoldOgussa Osterreichische Gold- und Silber-Scheideanstalt GmbHAUSTRIA

CID002850GoldAU Traders and RefinersSOUTH AFRICA

CID002852GoldGCC Gujrat Gold Centre Pvt. Ltd.INDIA

CID002853GoldSai RefineryINDIA

CID002854GoldUniversal Precious Metals Refining ZambiaZAMBIA

CID002857GoldModeltech Sdn BhdMALAYSIA

CID002863GoldBangalore RefineryINDIA

CID002865GoldKyshtym Copper-Electrolytic Plant ZAORUSSIAN FEDERATION

CID002866GoldMorris and Watson Gold CoastAUSTRALIA

CID002867GoldDegussa Sonne / Mond Goldhandel GmbHGERMANY

CID002872GoldPease & CurrenUNITED STATES OF AMERICA

CID002918GoldSungEel HiMetal Co., Ltd.KOREA, REPUBLIC OF

CID002919GoldPlanta Recuperadora de Metales SpACHILE

CID002973GoldSafimet S.p.AITALY

CID003153GoldState Research Institute Center for Physical Sciences and TechnologyLITHUANIA

CID003185GoldAfrican Gold RefineryUGANDA

CID003189GoldNH Recytech CompanyKOREA, REPUBLIC OF

CID003195GoldDS PRETECH Co., Ltd.KOREA, REPUBLIC OF

CID003324GoldQG Refining, LLCUNITED STATES OF AMERICA

CID003348GoldDijllah Gold Refinery FZCUNITED ARAB EMIRATES

CID000092TantalumAsaka Riken Co., Ltd.JAPAN

CID000211TantalumChangsha South Tantalum Niobium Co., Ltd.CHINA

CID000291TantalumGuangdong Rising Rare Metals-EO Materials Ltd.CHINA

CID000456TantalumExotech Inc.UNITED STATES OF AMERICA

CID000460TantalumF&X Electro-Materials Ltd.CHINA

CID000616TantalumGuangdong Zhiyuan New Material Co., Ltd.CHINA

CID000914TantalumJiuJiang JinXin Nonferrous Metals Co., Ltd.CHINA

CID000917TantalumJiujiang Tanbre Co., Ltd.CHINA

CID001076TantalumLSM Brasil S.A.BRAZIL

CID001163TantalumMetallurgical Products India Pvt., Ltd.INDIA

CID001175TantalumMineracao Taboca S.A.BRAZIL

CID001192TantalumMitsui Mining and Smelting Co., Ltd.JAPAN

CID001200TantalumNPM Silmet ASESTONIA

CID001277TantalumNingxia Orient Tantalum Industry Co., Ltd.CHINA

CID001508TantalumQuantumCleanUNITED STATES OF AMERICA

CID001522TantalumRFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.CHINA

CID001769TantalumSolikamsk Magnesium Works OAORUSSIAN FEDERATION

CID001869TantalumTaki Chemical Co., Ltd.JAPAN

CID001891TantalumTelex MetalsUNITED STATES OF AMERICA

CID001969TantalumUlba Metallurgical Plant JSCKAZAKHSTAN

CID002492TantalumHengyang King Xing Lifeng New Materials Co., Ltd.CHINA

CID002504TantalumD Block Metals, LLCUNITED STATES OF AMERICA

CID002505TantalumFIR Metals & Resource Ltd.CHINA

CID002506TantalumJiujiang Zhongao Tantalum & Niobium Co., Ltd.CHINA

CID002508TantalumXinXing HaoRong Electronic Material Co., Ltd.CHINA

CID002512TantalumJiangxi Dinghai Tantalum & Niobium Co., Ltd.CHINA

CID002539TantalumKEMET Blue MetalsMEXICO

CID002544TantalumH.C. Starck Co., Ltd.THAILAND

CID002545TantalumH.C. Starck Tantalum and Niobium GmbHGERMANY

CID002547TantalumH.C. Starck Hermsdorf GmbHGERMANY

CID002548TantalumH.C. Starck Inc.UNITED STATES OF AMERICA

CID002549TantalumH.C. Starck Ltd.JAPAN

CID002550TantalumH.C. Starck Smelting GmbH & Co. KGGERMANY

CID002557TantalumGlobal Advanced Metals BoyertownUNITED STATES OF AMERICA

CID002558TantalumGlobal Advanced Metals AizuJAPAN

CID002568TantalumKEMET Blue PowderUNITED STATES OF AMERICA

CID002707TantalumResind Industria e Comercio Ltda.BRAZIL

CID002842TantalumJiangxi Tuohong New Raw MaterialCHINA

CID002847TantalumPower Resources Ltd.MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF

CID003191TantalumJiujiang Janny New Material Co., Ltd.CHINA

CID000228TinChenzhou Yunxiang Mining and Metallurgy Co., Ltd.CHINA

CID000292TinAlphaUNITED STATES OF AMERICA

CID000306TinCV Gita PesonaINDONESIA

CID000309TinPT Aries Kencana SejahteraINDONESIA

CID000313TinPT Premium Tin IndonesiaINDONESIA

CID000315TinCV United SmeltingINDONESIA

CID000402TinDowaJAPAN

CID000438TinEM VintoBOLIVIA (PLURINATIONAL STATE OF)

CID000448TinEstanho de Rondonia S.A.BRAZIL

CID000468TinFenix MetalsPOLAND

CID000538TinGejiu Non-Ferrous Metal Processing Co., Ltd.CHINA

CID000555TinGejiu Zili Mining And Metallurgy Co., Ltd.CHINA

CID000760TinHuichang Jinshunda Tin Co., Ltd.CHINA

CID000942TinGejiu Kai Meng Industry and Trade LLCCHINA

CID001070TinChina Tin Group Co., Ltd.CHINA

CID001105TinMalaysia Smelting Corporation (MSC)MALAYSIA

CID001142TinMetallic Resources, Inc.UNITED STATES OF AMERICA

CID001173TinMineracao Taboca S.A.BRAZIL

CID001182TinMinsurPERU

CID001191TinMitsubishi Materials CorporationJAPAN

CID001231TinJiangxi New Nanshan Technology Ltd.CHINA

CID001314TinO.M. Manufacturing (Thailand) Co., Ltd.THAILAND

CID001337TinOperaciones Metalurgical S.A.BOLIVIA (PLURINATIONAL STATE OF)

CID001399TinPT Artha Cipta LanggengINDONESIA

CID001402TinPT Babel Inti PerkasaINDONESIA

CID001406TinPT Babel Surya Alam LestariINDONESIA

CID001419TinPT Bangka Tin IndustryINDONESIA

CID001421TinPT Belitung Industri SejahteraINDONESIA

CID001428TinPT Bukit TimahINDONESIA

CID001434TinPT DS Jaya AbadiINDONESIA

CID001448TinPT Karimun MiningINDONESIA

CID001453TinPT Mitra Stania PrimaINDONESIA

CID001457TinPT Panca Mega PersadaINDONESIA

CID001458TinPT Prima Timah UtamaINDONESIA

CID001460TinPT Refined Bangka TinINDONESIA

CID001463TinPT Sariwiguna BinasentosaINDONESIA

CID001468TinPT Stanindo Inti PerkasaINDONESIA

CID001471TinPT Sumber Jaya IndahINDONESIA

CID001477TinPT Timah (Persero) Tbk KundurINDONESIA

CID001482TinPT Timah (Persero) Tbk MentokINDONESIA

CID001490TinPT Tinindo Inter NusaINDONESIA

CID001493TinPT Tommy UtamaINDONESIA

CID001539TinRui Da HungTAIWAN, PROVINCE OF CHINA

CID001758TinSoft Metais Ltda.BRAZIL

CID001898TinThaisarcoTHAILAND

CID001908TinGejiu Yunxin Nonferrous Electrolysis Co., Ltd.CHINA

CID002036TinWhite Solder Metalurgia e Mineracao Ltda.BRAZIL

CID002158TinYunnan Chengfeng Non-ferrous Metals Co., Ltd.CHINA

CID002180TinYunnan Tin Company LimitedCHINA

CID002455TinCV Venus Inti PerkasaINDONESIA

CID002468TinMagnu's Minerais Metais e Ligas Ltda.BRAZIL

CID002478TinPT Tirus Putra MandiriINDONESIA

CID002500TinMelt Metais e Ligas S.A.BRAZIL

CID002503TinPT ATD Makmur Mandiri JayaINDONESIA

CID002517TinO.M. Manufacturing Philippines, Inc.PHILIPPINES

CID002530TinPT Inti Stania PrimaINDONESIA

CID002570TinCV Ayi JayaINDONESIA

CID002572TinElectro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock CompanyVIET NAM

CID002573TinNghe Tinh Non-Ferrous Metals Joint Stock CompanyVIET NAM

CID002574TinTuyen Quang Non-Ferrous Metals Joint Stock CompanyVIET NAM

CID002592TinCV Dua SekawanINDONESIA

CID002593TinCV Tiga SekawanINDONESIA

CID002703TinAn Vinh Joint Stock Mineral Processing CompanyVIET NAM

CID002706TinResind Industria e Comercio Ltda.BRAZIL

CID002756TinSuper LigasBRAZIL

CID002773TinMetallo Belgium N.V.BELGIUM

CID002774TinMetallo Spain S.L.U.SPAIN

CID002776TinPT Bangka Prima TinINDONESIA

CID002816TinPT Sukses Inti MakmurINDONESIA

CID002829TinPT Kijang Jaya MandiriINDONESIA

CID002834TinThai Nguyen Mining and Metallurgy Co., Ltd.VIET NAM

CID002835TinPT Menara Cipta MuliaINDONESIA

CID002844TinHuiChang Hill Tin Industry Co., Ltd.CHINA

CID002848TinGejiu Fengming Metallurgy Chemical PlantCHINA

CID002849TinGuanyang Guida Nonferrous Metal Smelting PlantCHINA

CID002858TinModeltech Sdn BhdMALAYSIA

CID003116TinGuangdong Hanhe Non-Ferrous Metal Co., Ltd.CHINA

CID003190TinChifeng Dajingzi Tin Industry Co., Ltd.CHINA

CID003205TinPT Bangka SerumpunINDONESIA

CID003208TinPongpipat Company LimitedMYANMAR

CID003325TinTin Technology & RefiningUNITED STATES OF AMERICA

CID003356TinDongguan CiEXPO Environmental Engineering Co., Ltd.CHINA

CID003381TinPT Rajawali Rimba PerkasaINDONESIA

CID000004TungstenA.L.M.T. TUNGSTEN Corp.JAPAN

CID000105TungstenKennametal HuntsvilleUNITED STATES OF AMERICA

CID000218TungstenGuangdong Xianglu Tungsten Co., Ltd.CHINA

CID000258TungstenChongyi Zhangyuan Tungsten Co., Ltd.CHINA

CID000499TungstenFujian Jinxin Tungsten Co., Ltd.CHINA

CID000568TungstenGlobal Tungsten & Powders Corp.UNITED STATES OF AMERICA

CID000766TungstenHunan Chenzhou Mining Co., Ltd.CHINA

CID000769TungstenHunan Chunchang Nonferrous Metals Co., Ltd.CHINA

CID000825TungstenJapan New Metals Co., Ltd.JAPAN

CID000875TungstenGanzhou Huaxing Tungsten Products Co., Ltd.CHINA

CID000966TungstenKennametal FallonUNITED STATES OF AMERICA

CID001889TungstenTejing (Vietnam) Tungsten Co., Ltd.VIET NAM

CID002044TungstenWolfram Bergbau und Hutten AGAUSTRIA

CID002082TungstenXiamen Tungsten Co., Ltd.CHINA

CID002095TungstenXinhai Rendan Shaoguan Tungsten Co., Ltd.CHINA

CID002313TungstenJiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.CHINA

CID002315TungstenGanzhou Jiangwu Ferrotungsten Co., Ltd.CHINA

CID002316TungstenJiangxi Yaosheng Tungsten Co., Ltd.CHINA

CID002317TungstenJiangxi Xinsheng Tungsten Industry Co., Ltd.CHINA

CID002318TungstenJiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.CHINA

CID002319TungstenMalipo Haiyu Tungsten Co., Ltd.CHINA

CID002320TungstenXiamen Tungsten (H.C.) Co., Ltd.CHINA

CID002321TungstenJiangxi Gan Bei Tungsten Co., Ltd.CHINA

CID002494TungstenGanzhou Seadragon W & Mo Co., Ltd.CHINA

CID002502TungstenAsia Tungsten Products Vietnam Ltd.VIET NAM

CID002513TungstenChenzhou Diamond Tungsten Products Co., Ltd.CHINA

CID002536TungstenGanzhou Yatai Tungsten Co., Ltd.CHINA

CID002541TungstenH.C. Starck Tungsten GmbHGERMANY

CID002542TungstenH.C. Starck Smelting GmbH & Co. KGGERMANY

CID002543TungstenNui Phao H.C. Starck Tungsten Chemicals Manufacturing LLCVIET NAM

CID002551TungstenJiangwu H.C. Starck Tungsten Products Co., Ltd.CHINA

CID002579TungstenHunan Chuangda Vanadium Tungsten Co., Ltd. WujiCHINA

CID002589TungstenNiagara Refining LLCUNITED STATES OF AMERICA

CID002645TungstenGanzhou Haichuang Tungsten Co., Ltd.CHINA

CID002647TungstenJiangxi Dayu Longxintai Tungsten Co., Ltd.CHINA

CID002649TungstenHydrometallurg, JSCRUSSIAN FEDERATION

CID002724TungstenUnecha Refractory metals plantRUSSIAN FEDERATION

CID002815TungstenSouth-East Nonferrous Metal Company Limited of Hengyang CityCHINA

CID002827TungstenPhilippine Chuangxin Industrial Co., Inc.PHILIPPINES

CID002830TungstenXinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.CHINA

CID002833TungstenACL Metais EireliBRAZIL

CID002843TungstenWoltech Korea Co., Ltd.KOREA, REPUBLIC OF

CID002845TungstenMoliren Ltd.RUSSIAN FEDERATION

CID003182TungstenHunan Litian Tungsten Industry Co., Ltd.CHINA